Exhibit 99.1

      Bancshares, Inc. Reports a 171.1% Increase in Second Quarter Results


    HONOLULU, July 21 /PRNewswire-FirstCall/ -- CB Bancshares, Inc.
(Nasdaq: CBBI), parent company of City Bank, reported consolidated net income of $11.8 million for the second quarter of 2004, an increase of $7.5 million, or 171.1%, over the same quarter last year. Diluted earnings per share of $2.63 for the second quarter of 2004 increased 165.7% over the same quarter last year.

    Consolidated net income for the six months ended June 30, 2004 totaled $21.6 million, an increase of $13.3 million, or 159.5%, over the same period last year. For the six months ended June 30, 2004, diluted earnings per share was $4.84, an increase of 153.4% over the same period last year.

    At June 30, 2004, as compared to June 30, 2003, the Company had $1.9 billion in assets, up 10.9%; $1.4 billion in loans, up 16.7%; and $1.4 billion in deposits, up 16.1%.

    Ronald K. Migita, President and Chief Executive Officer of
CB Bancshares, Inc. said, "This reflects five consecutive quarters of outstanding financial performance for CB Bancshares. The success of our business is supported by sound asset quality, steady growth in loan volume and core deposits, which are expected to remain strong, and the continued efforts of our dedicated employees."

    Net interest income was $20.5 million and $41.7 million for the second quarter and six months ended June 30, 2004, respectively, an increase of $1.3 million and $4.2 million, or 6.5% and 11.2%, respectively, over the same periods in 2003. The increase for the six months ended June 30, 2004 was due to a $193.0 million increase in the average balance of interest-earning assets and a $144.7 million rise in the average balance of interest-bearing liabilities, partially offset by a six basis point decrease in the net interest margin (to 4.76%).

    The provision for credit losses was $500,000 and $1.0 million for the second quarter and six months ended June 30, 2004, respectively, a decrease of $50,000, or 9.1%, and $3.9 million, or 79.5%, respectively, compared to the same periods in 2003. The Company's lower provision for the six months ended June 30, 2004, as compared to the same period in 2003, reflects the significant improvement in asset quality.

    Noninterest income was $14.3 million and $21.8 million for the second quarter and six months ended June 30, 2004, respectively, an increase of $7.9 million, or 121.6%, and $9.8 million, or 81.8%, respectively, over the same periods in 2003. The increase for the second quarter of 2004 was due primarily to: 1) a $2.9 million increase in net realized gains on the sale of securities ($2.5 million that resulted from the early pay-off of asset-backed securities); (2) litigation settlement of $4.0 million; and (3) a $2.7 million gain on sale of other real estate owned.

    Noninterest expense totaled $16.3 million and $30.9 million for the second quarter and six months ended June 30, 2004, respectively, a decrease of $2.4 million, or 12.7%, and $1.5 million, or 4.6%, respectively, compared to the same periods in 2003. The decrease for second quarter and six months ended June 30, 2004 was primarily due to a reduction in merger proposal expenses, which decreased by $2.3 million and $1.9 million, respectively.

    The efficiency ratio (excluding the gain on early pay-off of asset-backed securities, litigation settlement received, merger proposal expenses, and amortization of intangibles) improved from 56.55% for the six months ended June 30, 2003 to 51.56% for the same period in 2004. Inclusive of these items, the efficiency ratio was 65.38% and 48.64% for the six months ended June 30, 2003 and 2004, respectively.

    Nonperforming loans and nonperforming assets were $4.2 million and $4.3 million, respectively, at June 30, 2004, which represented decreases of $6.2 million, or 59.6%, and $6.9 million, or 61.8%, respectively, as compared to June 30, 2003. The decrease in nonperforming assets was primarily due to a $5.0 million and $982,000 decrease in nonperforming real estate loans and commercial loans, respectively. The improvement in asset quality reflects Management's continuing efforts to improve asset quality and the strengthening of the Hawaii real estate market.

    At June 30, 2004, total stockholders' equity was $183.8 million, an increase of $23.8 million, or 14.9%, over June 30, 2003. The consolidated net income for the first six months of 2004 reflects an annualized return on equity of 24.57% (20.36% excluding the merger proposal expenses, early pay-off of asset-backed securities and litigation settlement). In June 2004, a cash dividend of $0.36 per common share was paid to shareholders.


    CB Bancshares, Inc. is a bank holding company, which provides a full range of banking products and services for small-and-medium-sized businesses and retail customers through its principal subsidiary, City Bank. City Bank maintains 22 branches on the islands of Oahu, Hawaii, Maui and Kauai.


    This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results.
Forward- looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are
CB Bancshares' current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2003 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.



                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                       CB Bancshares, Inc. and Subsidiaries
                    At or for the Quarter and Six Months Ended
                              June 30, 2004 and 2003

                                                               Change
                                  2004         2003      Amount    Percent
                           (dollars in thousands, except number of shares
                                         and per share data)

    QUARTER ENDED JUNE 30:
      Net income                $11,821       $4,360      $7,461     171.1%
      Net income
       - adjusted (1)             9,315        7,149       2,166      30.3
      Per share data:
        Diluted:
          Net income               2.63         0.99        1.64     165.7
          Net income
           - adjusted (1)          2.07         1.63        0.44      27.0
        Cash dividends             0.36         0.12        0.24     200.0
      Average shares
       outstanding            4,492,840    4,382,160     110,680       2.5

    AT JUNE 30:
      Balance sheet:
        Total assets         $1,883,491   $1,698,829    $184,662      10.9%
        Loans                 1,407,819    1,206,449     201,370      16.7
        Loans, net            1,371,256    1,056,109     315,147      29.8
        Deposits              1,371,792    1,181,568     190,224      16.1
        Stockholders' equity    183,848      160,017      23,831      14.9

      Asset quality:
        Nonperforming loans       4,170       10,329      (6,159)    (59.6)
        Nonperforming
         assets (2)               4,254       11,133      (6,879)    (61.8)
        Allowance for
         credit losses           28,562       31,424      (2,862)     (9.1)

      Per share data:
        Book value                41.79        37.48        4.31      11.5
        Market value              92.52        62.11       30.41      49.0

    SIX MONTHS ENDED JUNE 30:
      Net income                $21,623       $8,332     $13,291     159.5%
      Net income
       - adjusted (1)            17,923       11,121       6,802      61.2
      Per share data:
        Diluted:
          Net income               4.84         1.91        2.93     153.4
          Net income
           - adjusted (1)          4.01         2.55        1.46      57.3
        Cash dividends             0.72         0.23        0.49     213.0
      Average shares
       outstanding            4,465,895    4,366,014      99,881       2.3

      Balance sheet
       averages:
        Total assets         $1,869,229   $1,668,987    $200,242      12.0%
        Loans                 1,359,524    1,164,927     194,597      16.7
        Earning assets        1,778,639    1,585,619     193,020      12.2
        Deposits              1,286,569    1,153,924     132,645      11.5
        Stockholders' equity    177,004      155,184      21,820      14.1

    SELECTED FINANCIAL
     RATIOS:
      Return on average:
        Total assets (3)           2.33%        1.01%
        Total assets
         - adjusted (1),(3)        1.93         1.34
        Stockholders'
         equity (3)               24.57        10.83
        Stockholders' equity
         - adjusted (1),(3)       20.36        14.45
      Net interest margin (3)      4.76         4.82
      Efficiency ratio (3)        48.64        65.38
      Efficiency ratio
       - adjusted (4)             51.56        56.55
      Nonperforming loans
       to total loans
       (at June 30)                0.30         0.86
      Nonperforming assets
       to total assets
       (at June 30) (2)            0.23         0.66
      Allowance for credit
       losses to total
       loans (at June 30)          2.03         2.60
      Allowance for
       credit losses to
       nonperforming loans
       (at June 30)              684.94       304.23

    Notes:
    (1) Excludes after-tax merger proposal expenses, gain on early pay-off of asset-backed securities in 2004, and a lawsuit settlement in 2004 (see supplemental financial information).
    (2) Nonperforming assets consist of nonperforming loans and other real estate owned.
    (3)  Annualized.
    (4) Defined as noninterest expense excluding merger proposal expenses and amortization of intangibles as a percentage of total operating revenue excluding gain on early pay-off of asset-backed securities and a lawsuit settlement (see supplemental financial information).


                        Supplemental Financial Information
                       CB Bancshares, Inc. and Subsidiaries
                  Reconciliation of Non-GAAP Financial Measures
                    At or for the Quarter and Six Months Ended
                              June 30, 2004 and 2003

                                        2004                    2003
                                Quarter        Year      Quarter    Year
                                 Ended         Ended       Ended     Ended
                               (dollars in thousands, except per share data)
    Net income:

      Net income                $11,821      $21,623      $4,360    $8,332
      Merger proposal
       expenses (1)               1,627        1,862       2,789     2,789
      Gain on early pay-off
       of asset-backed
       securities (2)            (1,383)      (2,812)         --        --
      Lawsuit settlement (3)     (2,750)      (2,750)         --        --

      Net income, excluding
       merger proposal
       expenses, gain on
       early pay-off of
       asset-backed
       securities, and
       lawsuit settlement        $9,315      $17,923      $7,149   $11,121

    Earnings per share:
      Net income                  $2.63        $4.84       $0.99     $1.91
      Merger proposal
       expenses (1)                0.36         0.42        0.64      0.64
      Gain on early pay-off
       of asset-backed
       securities (2)             (0.31)       (0.63)         --        --
      Lawsuit settlement (3)      (0.61)       (0.62)         --        --

      Net income,
       excluding merger
       proposal expenses,
       gain on early
       pay-off of
       asset-backed
       securities, and
       lawsuit settlement         $2.07        $4.01       $1.63     $2.55

    Return on average assets:
      Net income                                2.33%                 1.01%
      Merger proposal expenses (1)              0.20                  0.33

      Gain on early pay-off
       of asset-backed
       securities (2)                          (0.30)                   --
      Lawsuit settlement (3)                   (0.30)                   --

    Return on average assets,
     excluding merger proposal
     expenses, gain on early
     pay-off of asset-backed
     securities, and lawsuit
     settlement                                 1.93%                 1.34%

    Return on average
     stockholders' equity:
      Net income                               24.57%                10.83%
      Merger proposal expenses (1)              2.12                  3.62
      Gain on early pay-off
       of asset-backed
       securities (2)                          (3.20)                   --
      Lawsuit settlement (3)                   (3.13)                   --

    Return on average
     stockholders' equity,
     excluding merger
     proposal expenses,
     gain on early
     payoff of asset-backed
     securities, and
     lawsuit settlement                        20.36%                14.45%

    Efficiency ratio:

      Net interest income                    $41,728               $37,516
      Noninterest income                      21,770                11,975

        Total operating
         revenue (a)                         $63,498               $49,491

      Less gain on early
       pay-off of
       asset-backed
       securities                             (4,024)                   --
      Less lawsuit settlement                 (4,000)                   --

        Total operating revenue,
         adjusted (b)                        $55,474               $49,491

      Noninterest expense (c)                $30,885               $32,359
      Merger proposal
       expenses                               (2,281)               (4,222)
      Amortization of intangibles                  1                  (149)

        Noninterest expense,
         adjusted (d)                        $28,605               $27,988

      GAAP efficiency
       ratio (c/a)                             48.64%                65.38%
      Efficiency ratio,
       excluding gain on
       early pay-off of
       asset-backed
       security, merger
       proposal expenses,
       and amortization of
       intangibles (d/b)                       51.56%                56.55%

    Notes:
    (1) Represents after-tax expenses associated with the merger proposal by Central Pacific Financial Corp.
    (2) Represents after-tax gain on early pay-off of asset-backed securities.
    (3)  Represents after-tax lawsuit settlement.


    CONSOLIDATED BALANCE SHEETS
    CB Bancshares, Inc. and Subsidiaries
    (Unaudited)

                                                    June 30,       June 30,
     (in thousands)                                   2004           2003

    ASSETS
    Cash and due from banks                          $53,794        $63,456
    Interest-bearing deposits in other banks           1,118          1,285
    Federal funds sold                                 6,170            415
    Investment securities:
      Held to maturity                               101,154        167,459
      Available-for-sale                             235,224        189,043
      Restricted                                      32,205         30,778
    Loans held for sale                                8,001        118,916
    Loans, net                                     1,371,256      1,056,109
    Premises and equipment                            16,341         16,203
    Other assets                                      58,228         55,165

    Total assets                                  $1,883,491     $1,698,829

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits:
      Non-interest bearing                          $245,260       $212,649
      Interest bearing                             1,126,532        968,919
        Total deposits                             1,371,792      1,181,568
    Short-term borrowings                             55,400         31,900
    Other liabilities                                 25,351         23,226
    Long-term debt                                   244,380        299,398
    Minority interest in consolidated subsidiary       2,720          2,720
        Total liabilities                          1,699,643      1,538,812

    Stockholders' equity:
      Preferred stock                                     --             --
      Common stock                                     4,434          4,310
      Additional paid-in capital                     105,755        102,326
      Retained earnings                               75,007         47,241
      Unreleased shares to employee stock
       ownership plan                                 (1,245)        (1,406)
      Accumulated other comprehensive
       income (loss), net of tax                        (103)         7,546

        Total stockholders' equity                   183,848        160,017

     Total liabilities and stockholders' equity   $1,883,491     $1,698,829


    CONSOLIDATED STATEMENTS OF INCOME
    CB Bancshares, Inc. and Subsidiaries
    (Unaudited)

                                      Quarter ended      Six months ended
                                        June 30,             June 30,
    (in thousands)                   2004      2003      2004       2003

    Interest income:
      Interest and fees on loans   $22,002   $21,277   $44,315    $41,961
      Interest and dividends on
       investment securities:
        Taxable interest income      3,325     3,199     7,109      6,384
        Nontaxable interest income     359       384       745        774
        Dividends                      318       398       632        894
      Other interest income              6        41        12        219
          Total interest income     26,010    25,299    52,813     50,232

    Interest expense:
      Deposits                       2,876     2,919     5,587      6,402
      Short-term borrowings            293        78       835        121
      Long-term debt                 2,370     3,088     4,663      6,193
          Total interest expense     5,539     6,085    11,085     12,716
          Net interest income       20,471    19,214    41,728     37,516
     Provision for credit losses       500       550     1,000      4,880
          Net interest income
           after provision for
           credit losses            19,971    18,664    40,728     32,636

    Noninterest income:
      Service charges on deposit
        accounts                     1,160     1,131     2,252      2,242
      Other service charges
       and fees                      1,861     1,786     3,495      3,479
      Net realized gains
       on sales of securities        2,822       (45)    5,175        207
      Net realized gains
       on sales of loans               585       849     1,651      1,731
      Item processing fee income       494       501       973        926
      Other                          7,403     2,242     8,224      3,390
          Total noninterest
           income                   14,325     6,464    21,770     11,975
    Noninterest expense:
      Salaries and employee
       benefits                      7,718     7,389    15,693     14,563
      Net occupancy expense          1,809     1,658     3,532      3,287
      Equipment expense                469       584     1,042      1,193
      Merger proposal expense        1,933     4,222     2,281      4,222
      Other                          4,414     4,864     8,337      9,094
          Total noninterest
           expense                  16,343    18,717    30,885     32,359
    Income before income taxes      17,953     6,411    31,613     12,252
          Income tax expense         6,132     2,051     9,990      3,920
          NET INCOME               $11,821    $4,360   $21,623     $8,332



SOURCE  CB Bancshares, Inc.
    -0-                             07/21/2004
    /CONTACT: Dean K. Hirata, Senior Vice President and Chief Financial Officer of CB Bancshares, Inc., +1-808-535-2583; or Wayne T. Miyao, Senior Vice President of City Bank, +1-808-535-2590/
    (CBBI)

CO:  CB Bancshares, Inc.; City Bank
ST:  Hawaii
IN:  FIN
SU:  ERN